UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2025

ScanTech AI Systems Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-42463	93-3502562
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1735 Enterprise Drive Buford, Georgia	30518
(Address of principal executive offices)	(Zip Code)

+1 (470) 655-0886

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	STAI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02	Termination of a Material Definitive Agreement.

To the extent required by this Item 1.02, the information set forth under Item 2.04 is incorporated by reference into this Item 1.02.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

ScanTech AI Systems Inc. (the “Company”) previously entered into a senior secured promissory note (the “Note”) with 340 Broadway Holdings LLC (“340 Broadway”) with a total principal amount of $1,000,000 which bears interest at an annual rate of 15% and matures on January 22, 2026. Subsequently, 340 Broadway assigned the Note to Silverback Capital Corporation (“Silverback”).

On October 23, 2025, the Company received written notice (the “Silverback Notice”) from Silverback that asserted that the Company failed to make a quarterly interest rate payment as of October 22, 2025 and failed to notify Silverback five business days in advance that the Company would not make the quarterly interest rate payment. Silverback asserts that such violation constitutes an “Event of Default” under the Note and requires that the quarterly interest rate payment be capitalized into the principal amount of the Note. The Silverback Notice claims that, as of October 23, 2025, the outstanding principal amount of the Note is $1,112,500.

The Company is providing the disclosure in this Current Report on Form 8-K relating to the Silverback Notice to comply with the Company’s filing requirements with the U.S. Securities and Exchange Commission (the “SEC”) but does not by virtue hereof admit that the Company agrees with any assertion, claim, or figure contained in the Silverback Notice. The Company is reviewing the Silverback Notice and the Note and its amendments in their entirety, and reserves the right to dispute the assertions, claims, and figures made in the Silverback Notice. If the Company is unable to resolve the assertions in the Silverback Notice, it could have a material adverse effect on the Company’s liquidity, financial condition, and results of operations.

Further, as previously disclosed, the Company entered into a Securities Purchase Agreement with 340 Broadway, effective as of July 3, 2025, pursuant to the terms of which the Company issued a senior secured promissory note (the “340 Broadway/SPCC Note”) to 340 Broadway with a total principal amount of up to $1,500,000. Subsequently, 340 Broadway assigned a portion of the 340 Broadway/SPCC Note to Southern Point Capital Corporation (“SPCC”).

Under the 340 Broadway/SPCC Note, an “Event of Default” includes: “The occurrence of an Event of Default under and as defined herein or any event of default (or similar term) under any other agreement evidencing indebtedness of at least $100,000.” Consequently, the alleged Event of Default under the Note may also constitute an Event of Default under the 340 Broadway/SPCC Note. An Event of Default under the 340 Broadway/SPCC Note could result in additional default interest at a rate of 18% per annum and a greater conversion discount underlying the 340 Broadway/SPCC Note for all future conversions of principal or interest under the 340 Broadway/SPCC Note into common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 28, 2025	SCANTECH AI SYSTEMS INC.

	By:	/s/ Dolan Falconer
	Name:	Dolan Falconer
	Title:	Chief Executive Officer